EXHIBIT 99.1

June 14, 2021

Randall White

Chairman of the Board

Education Development Corp

5402 S 122nd E Avenue

Tulsa, OK 74146

Dear Randall:

Please accept this letter of my resignation from the Educational Development Corporation Board of Directors effective June 30, 2021.

I want to thank you for providing me with the opportunity to be associated with EDC for more than 20 years. It has been a time I have valued greatly.

Sincerely,

s/ Ron McDaniel